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Exhibit 4.7

FIRST SUPPLEMENTAL INDENTURE

        THIS FIRST SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of December 20, 2013, among HK Resources, LLC, a Delaware limited liability company, The 7711 Corporation, a Texas corporation (collectively, the "New Guarantors"), each a subsidiary of Halcón Resources Corporation, a Delaware corporation (the "Company"), the existing Guarantors (as defined in the Indenture referred to herein), the Company and U.S. Bank National Association, as trustee under the Indenture referred to herein (the "Trustee"). The New Guarantors and the existing Guarantors are sometimes referred to collectively herein as the "Guarantors," or individually as a "Guarantor."

W I T N E S S E T H

        WHEREAS, the Company and the existing Guarantors have heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of August 13, 2013, relating to the 9.25% Senior Notes due 2022 (the "Securities") of the Company;

        WHEREAS, Section 4.9 of the Indenture in certain circumstances requires the Company to cause a newly acquired or created Restricted Subsidiary (i) to become a Guarantor by executing a supplemental indenture and (ii) to deliver an Opinion of Counsel to the Trustee as provided in such section; and

        WHEREAS, pursuant to Section 9.1 of the Indenture, the Company, the Guarantors and the Trustee are authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture without the consent of any Holder.

        NOW THEREFORE, to comply with the provisions of the Indenture, and in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the New Guarantors, the other Guarantors, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

          1.     CAPITALIZED TERMS.    Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

          2.     AGREEMENT TO GUARANTEE.    Each New Guarantor hereby agrees, jointly and severally, with all other Guarantors, to unconditionally Guarantee to each Holder and to the Trustee the Obligations, to the extent set forth in the Indenture and subject to the provisions in the Indenture. The obligations of the Guarantors to the Holders of Securities and to the Trustee pursuant to the Subsidiary Guarantees and the Indenture are expressly set forth in Article X of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantees.

          3.     EXECUTION AND DELIVERY.    The New Guarantors agree that their Subsidiary Guarantees shall remain in full force and effect, notwithstanding any failure to endorse on each Security a notation of such Subsidiary Guarantees.

          4.     NEW YORK LAW TO GOVERN.    THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE AND ENFORCE THIS SUPPLEMENTAL INDENTURE.

          5.     COUNTERPARTS.    The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. This Supplemental Indenture may be executed in multiple counterparts which, when taken together, shall constitute one instrument.

          6.     EFFECT OF HEADINGS.    The section headings herein are for convenience only and shall not affect the construction hereof.

          7.     THE TRUSTEE.    Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this

  Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

[Signature page follows]

2

        IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

New Guarantors:
HK RESOURCES, LLC
THE 7711 CORPORATION
By:	/s/ DAVID S. ELKOURI
	Name:	David S. Elkouri
	Title:	Executive Vice President, General Counsel
Existing Guarantors:
HALCÓN ENERGY PROPERTIES, INC.
HALCÓN FIELD SERVICES, LLC
HALCÓN HOLDINGS, INC.
HALCÓN OPERATING CO., INC.
HALCÓN RESOURCES OPERATING, INC.
HALCÓN LOUISIANA OPERATING, L.P.
By:	HALCÓN GULF STATES, LLC, its sole general partner
HALCÓN GULF STATES, LLC
HALCÓN WILLISTON I, LLC
HALCÓN WILLISTON II, LLC
HRC ENERGY LOUISIANA, LLC
HRC ENERGY RESOURCES (WV), INC.
HALCÓN ENERGY HOLDINGS, LLC
HRC PRODUCTION COMPANY
HK OIL & GAS LLC
HRC ENERGY, LLC
HRC OPERATING, LLC
HK ENERGY, LLC
HK ENERGY OPERATING, LLC
HK LOUISIANA OPERATING, LLC
By:	/s/ DAVID S. ELKOURI
	Name:	David S. Elkouri
	Title:	Executive Vice President, General Counsel

SIGNATURE PAGE TO
FIRST SUPPLEMENTAL INDENTURE (9.25% NOTES)

HALCÓN RESOURCES CORPORATION
By:	/s/ DAVID S. ELKOURI
	Name:	David S. Elkouri
	Title:	Executive Vice President and General Counsel

SIGNATURE PAGE TO
FIRST SUPPLEMENTAL INDENTURE (9.25% NOTES)

U.S. BANK NATIONAL ASSOCIATION,as Trustee
By:	/s/ STEVEN A. FINKLEA Steven A. Finklea, Vice President

SIGNATURE PAGE TO
FIRST SUPPLEMENTAL INDENTURE (9.25% NOTES)

QuickLinks

  Exhibit 4.7
FIRST SUPPLEMENTAL INDENTURE
W I T N E S S E T H